Exhibit 23.2

February 25, 2004

Virginia Electric and Power Company

One James River Plaza

701 East Cary Street

Richmond, Virginia 23219

Re:	Form 10-K

Ladies and Gentlemen:

We consent to the incorporation by reference into the Registration Statements of Virginia Electric and Power Company on Form S-3 File Nos. 333-38510 and 333-96973 of the statements included in this Annual Report on Form 10-K made in regard to our Firm that are governed by the laws of West Virginia and that relate to legal conclusions regarding title to properties.

Very truly yours,

/s/    Jackson Kelly PLLC

JACKSON KELLY PLLC